Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the (i) 2022 Performance-Based Share Plan of Ferrovial SE 2020-2022 for Executive Directors and Senior Management, (ii) 2022 Performance-Based Share Plan of Ferrovial SE 2020-2022 for Executives, (iii) 2023 Performance-Based Share Plan of Ferrovial SE 2023-2025 for Executive Directors and Senior Management, (iv) 2023 Performance-Based Share Plan of Ferrovial SE 2023-2025 for Executives, (v) 2024 Performance-Based Share Plan of Ferrovial SE 2023-2025 for Executive Directors and Senior Management, (vi) 2024 Performance-Based Share Plan of Ferrovial SE 2023-2025 for Executives, and (vii) Plan to receive remuneration through the delivery of Ferrovial SE Shares 2025-2029, of our report dated February 27, 2025, with respect to the consolidated financial statements of Ferrovial SE (formerly, Ferrovial, S.A.) included in its Annual Report (Form 20-F) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, S.L.

Madrid, Spain

February 28, 2025